Exhibit 99.1
Freddie Mac Reports Net Income of $2.5 Billion for Second Quarter 2022

Making Home Possible for 617,000 Households in Second Quarter 2022
•Financed 468,000 mortgages, with 61% of eligible loans being affordable to low- to moderate-income families, and enabled 113,000 first-time homebuyers to purchase a home
•Financed 149,000 rental units, with 97% of eligible units being affordable to low- to moderate-income families

Second Quarter 2022 Financial Results

Market Liquidity Provided - $153 Billion	Homes and Rental Units Financed - 617,000	Net Worth - $34.1 Billion	Total Mortgage Portfolio - $3.3 Trillion

Consolidated
•Net income of $2.5 billion, a decrease of 33% year-over-year, primarily driven by a provision for credit losses in the current period, compared to a benefit for credit losses in the prior period
•Net revenues of $5.4 billion, a decrease of 8% year-over-year, primarily driven by a decline in non-interest income in Multifamily
•Provision for credit losses of $0.3 billion, primarily driven by portfolio growth and deterioration in forecasted economic conditions
•New business activity of $138 billion, down 52% year-over-year, as refinance activity slowed significantly due to rising mortgage interest rates
•Mortgage portfolio of $2.9 trillion, up 14% year-over-year, driven by an increase in average portfolio loan size and a higher share of the overall market
•Serious delinquency rate of 0.76%, down from 0.92% at March 31, 2022 and 1.86% at June 30, 2021, driven by the decline of loans in forbearance
•Completed approximately 37,000 loan workouts
•59% of mortgage portfolio covered by credit enhancements
•New business activity of $15 billion, up 15% year-over-year
•Mortgage portfolio of $415 billion, up 4% year-over-year, driven by ongoing loan purchase and securitization activity
•Delinquency rate of 0.07%, down from 0.08% at March 31, 2022 and 0.15% at June 30, 2021
•96% of mortgage portfolio covered by credit enhancements

“In the second quarter, Freddie Mac achieved solid financial results and continued to build equity to withstand potential economic stress. We helped 617,000 families buy, refinance, or rent a home and introduced innovations which allow lenders to simplify the loan underwriting process and improve risk management. As rising mortgage rates, house price appreciation, and other economic factors challenge affordability, we are committed to working across the industry to promote equity and sustainable housing nationwide.”

Michael J. DeVito
Chief Executive Officer

Net Revenues $5.4 Billion Net Income $2.5 Billion Comprehensive Income $2.4 Billion

Single-Family

Net Revenues $4.9 Billion Net Income $2.2 Billion Comprehensive Income $2.2 Billion

Multifamily

Net Revenues $0.5 Billion Net Income $0.3 Billion Comprehensive Income $0.2 Billion

Freddie Mac Second Quarter 2022 Financial Results
July 28, 2022

McLean, VA — Freddie Mac (OTCQB: FMCC) today reported net income of $2.5 billion for the second quarter of 2022, a decrease of 33% year-over-year, primarily driven by a provision for credit losses in the current period, compared to a benefit for credit losses in the prior period.
Net revenues decreased 8% year-over-year to $5.4 billion, primarily driven by a decline in non-interest income in Multifamily. Net interest income was $4.8 billion, down less than 1%, as continued mortgage portfolio growth and higher average portfolio guarantee fee rates were offset by lower deferred fee income, which was driven by slower prepayments as a result of higher mortgage interest rates. Non-interest income decreased 41% year-over year to $0.6 billion, primarily driven by lower guarantee income and a decrease in net investment gains in Multifamily.
Provision for credit losses was $0.3 billion for the second quarter of 2022, primarily driven by portfolio growth and deterioration in forecasted economic conditions. The benefit for credit losses of $0.7 billion in the second quarter of 2021 was driven by a reserve release due to observed house price appreciation and improving economic conditions.
Non-interest expense increased 3% year-over-year to $2.0 billion, primarily driven by higher credit enhancement expense due to an increase in the volume of outstanding credit risk transfer transactions and higher spreads.
Summary of Consolidated Results of Operations

(Dollars in millions)	2Q 2022	1Q 2022	Change	2Q 2021	Change
Net interest income	$4,759	$4,104	$655	$4,767	($8)
Non-interest income	645	1,742	(1,097)	1,099	(454)
Net revenues	5,404	5,846	(442)	5,866	(462)
Benefit (provision) for credit losses	(307)	837	(1,144)	740	(1,047)
Non-interest expense	(2,020)	(1,932)	(88)	(1,969)	(51)
Income (loss) before income tax (expense) benefit	3,077	4,751	(1,674)	4,637	(1,560)
Income tax (expense) benefit	(624)	(953)	329	(958)	334
Net income (loss)	2,453	3,798	(1,345)	3,679	(1,226)
Other comprehensive income (loss), net of taxes and reclassification adjustments	(66)	(120)	54	(68)	2
Comprehensive income (loss)	$2,387	$3,678	($1,291)	$3,611	($1,224)

Conservatorship metrics (in millions)
Net worth	$34,098	$31,711	$2,387	$22,402	$11,696
Senior preferred stock liquidation preference	104,359	100,681	3,678	91,439	12,920
Remaining Treasury funding commitment	140,162	140,162	—	140,162	—
Cumulative dividend payments to Treasury	119,680	119,680	—	119,680	—
Cumulative draws from Treasury	71,648	71,648	—	71,648	—

Freddie Mac Second Quarter 2022 Financial Results
July 28, 2022

Single-Family Segment
Financial Results
Net Revenues
(In billions)

Net Income
(In billions)
Comprehensive Income
(In billions)

(Dollars in millions)	2Q 2022	1Q 2022	Change	2Q 2021	Change
Net interest income	$4,535	$3,806	$729	$4,460	$75
Non-interest income	336	1,408	(1,072)	255	81
Net revenues	4,871	5,214	(343)	4,715	156
Benefit (provision) for credit losses	(298)	831	(1,129)	686	(984)
Non-interest expense	(1,854)	(1,778)	(76)	(1,803)	(51)
Income (loss) before income tax (expense) benefit	2,719	4,267	(1,548)	3,598	(879)
Income tax (expense) benefit	(551)	(856)	305	(743)	192
Net income (loss)	2,168	3,411	(1,243)	2,855	(687)
Other comprehensive income (loss), net of taxes and reclassification adjustments	5	(12)	17	(74)	79
Comprehensive income (loss)	$2,173	$3,399	($1,226)	$2,781	($608)
Key Drivers
Net income decreased year-over-year, mainly driven by:
•A provision for credit losses for the second quarter of 2022, primarily driven by portfolio growth and deterioration in forecasted economic conditions, compared to a benefit for credit losses for the second quarter of 2021, which was primarily driven by a reserve release due to observed house price appreciation and improving economic conditions; partially offset by
•Higher net interest income primarily due to continued mortgage portfolio growth and higher average portfolio guarantee fee rates, partially offset by lower deferred fee income, which was driven by slower prepayments as a result of higher mortgage interest rates.

Freddie Mac Second Quarter 2022 Financial Results
July 28, 2022

Single-Family Segment
Business Results
New Business Activity
(UPB in billions)

Mortgage Portfolio
(UPB in billions)

Serious Delinquency Rate

	2Q 2022	1Q 2022	Change	2Q 2021	Change
New Business Statistics:
Single-Family homes funded (in thousands)	468	691	(223)	1,023	(555)
Purchase borrowers (in thousands)	263	279	(16)	315	(52)
Refinance borrowers (in thousands)	205	412	(207)	708	(503)
Affordable to low- to moderate-income families (%)(1)	61	52	9	52	9
First-time homebuyers (%)(2)	49	48	1	47	2
Average guarantee fee rate charged (bps)	52	49	3	49	3
Weighted average original loan-to-value (LTV) (%)	75	72	3	71	4
Weighted average original credit score	744	746	(2)	754	(10)
UPB covered by new CRT issuance (in billions)	$151	$208	($57)	$174	($23)
Portfolio Statistics:
Average guarantee fee rate charged (bps)	47	47	—	46	1
Weighted average current LTV (%)	52	54	(2)	56	(4)
Weighted average current credit score	756	756	—	756	—
Loan count (in millions)	13.5	13.4	0.1	12.5	1.0
Credit-Related Statistics:
Loan workout activity (in thousands)	37	49	(12)	88	(51)
Credit enhancement coverage (%)	59	55	4	49	10
(1) Eligible loans acquired affordable to families earning at or below 120% of area median income (AMI).
(2) Calculated as a percentage of purchase borrowers with loans secured by primary residences.
Business Highlights
•The company provided funding for 468,000 single-family homes, 263,000 of which were purchase loans, as refinance activity slowed significantly due to higher mortgage interest rates. First-time homebuyers represented 49% of new single-family home purchase loans.
•Single-Family loan workout activity decreased to 37,000 from 88,000 in the second quarter of 2021, as the overall forbearance population continued to decline.
•Credit enhancement coverage of the Single-Family mortgage portfolio increased to 59% from 49% in the second quarter of 2021, primarily due to the new business activity included in credit risk transfer (CRT) transactions.

Freddie Mac Second Quarter 2022 Financial Results
July 28, 2022

Multifamily Segment
Financial Results

Net Revenues
(In billions)

Net Income
(In billions)

Comprehensive Income
(In billions)

(Dollars in millions)	2Q 2022	1Q 2022	Change	2Q 2021	Change
Net interest income	$224	$298	($74)	$307	($83)
Non-interest income	309	334	(25)	844	(535)
Net revenues	533	632	(99)	1,151	(618)
Benefit (provision) for credit losses	(9)	6	(15)	54	(63)
Non-interest expense	(166)	(154)	(12)	(166)	—
Income (loss) before income tax (expense) benefit	358	484	(126)	1,039	(681)
Income tax (expense) benefit	(73)	(97)	24	(215)	142
Net income (loss)	285	387	(102)	824	(539)
Other comprehensive income (loss), net of taxes and reclassification adjustments	(71)	(108)	37	6	(77)
Comprehensive income (loss)	$214	$279	($65)	$830	($616)
Key Drivers
Net income decreased year-over-year, mainly driven by lower non-interest income due to:
•Lower guarantee income as continued growth in the Multifamily guarantee portfolio was offset by the impact of higher interest rates on the fair values of guarantee assets.
•Lower net investment gains due to lower margins on new loan purchases and securitizations.

Freddie Mac Second Quarter 2022 Financial Results
July 28, 2022

Multifamily Segment
Business Results
New Business Activity
(UPB in billions)

Mortgage Portfolio
(UPB in billions)
Delinquency Rate

	2Q 2022	1Q 2022	Change	2Q 2021	Change
New Business Statistics:
Number of rental units financed (in thousands)	149	144	5	137	12
Affordable to low-income families (%)(1)(3)	80	81	(1)	77	3
Affordable to low- to moderate-income families (%)(2)(3)	97	97	—	97	—
Weighted average original LTV (%)	63	67	(4)	68	(5)
Weighted average original debt service coverage ratio	1.33	1.33	—	1.38	(0.05)
UPB covered by new CRT issuance (in billions)	$21	$14	$7	$17	$4
Portfolio Statistics:
Average guarantee fee rate charged (bps)	43	43	—	41	2
Unit count (in thousands)	4,562	4,616	(54)	4,627	(65)
Credit-Related Statistics:
Credit enhancement coverage (%)	96	94	2	94	2
(1) Eligible units acquired affordable to families earning at or below 80% of AMI.
(2) Eligible units acquired affordable to families earning at or below 120% of AMI.
(3) First quarter 2022 data revised to reflect results based on updated annual median income data provided by FHFA in the second quarter of 2022.
Business Highlights
•The company provided financing for 149,000 multifamily rental units. 80% of the eligible multifamily rental units financed were affordable to low-income families.
•The UPB of mortgage loans covered by CRT transactions increased primarily due to the issuance of a Structured Credit Risk Trust note and a Multifamily Credit Insurance Pool transaction in the second quarter of 2022.
•While the mortgage portfolio increased year-over-year, total portfolio unit count decreased, primarily driven by the impact of portfolio payoffs and higher average per unit costs of newly financed multifamily properties as a result of property price appreciation.
•Credit enhancement coverage of the Multifamily mortgage portfolio increased to 96% from 94% in the second quarter of 2021.

Freddie Mac Second Quarter 2022 Financial Results
July 28, 2022

About Freddie Mac’s Conservatorship
Since September 2008, Freddie Mac has been operating under conservatorship with FHFA as Conservator. The support provided by Treasury pursuant to the Purchase Agreement enables the company to maintain access to the debt markets and have adequate liquidity to conduct its normal business operations. The amount of funding available to Freddie Mac under the Purchase Agreement was $140.2 billion at June 30, 2022.
Pursuant to the Purchase Agreement, Freddie Mac will not be required to pay a dividend to Treasury on the senior preferred stock until it has built sufficient capital to meet the capital requirements and buffers set forth in the Enterprise Regulatory Capital Framework. As a result, the company was not required to pay a dividend to Treasury on the senior preferred stock in June 2022. As the company builds capital during this period, the quarterly increases in its Net Worth Amount have been, or will be, added to the aggregate liquidation preference of the senior preferred stock. The liquidation preference of the senior preferred stock increased to $104.4 billion on June 30, 2022 based on the increase in the Net Worth Amount during the first quarter of 2022, and will increase to $106.7 billion on September 30, 2022 based on the increase in the Net Worth Amount during the second quarter of 2022.
Additional Information
For more information, including information related to Freddie Mac’s financial results, conservatorship, and related matters, see the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 and the company’s Second Quarter 2022 Financial Results Supplement. These documents are available on the Investor Relations page of the company’s website at www.FreddieMac.com.
Additional information about Freddie Mac and its business is also set forth in the company’s other filings with the SEC, which are available on the Investor Relations page of the company’s website at www.FreddieMac.com and the SEC’s website at www.sec.gov. Freddie Mac encourages all investors and interested members of the public to review these materials for a more complete understanding of the company’s financial results and related disclosures.
Webcast Announcement
Management will host a conference call at 9 a.m. Eastern Time on July 28, 2022 to share the company’s results with the media. The conference call will be concurrently webcast. To access the audio webcast, use the following link: https://edge.media-server.com/mmc/p/kzgzfqoe. The replay will be available on the company’s website at www.FreddieMac.com for approximately 30 days. All materials related to the call will be available on the Investor Relations page of the company’s website at www.FreddieMac.com.

Media Contact: Frederick Solomon (703) 903-3861	Investor Contact: Laurie Garthune (571) 382-4732

*    *    *    *
This press release contains forward-looking statements, which may include statements pertaining to the conservatorship, the company’s current expectations and objectives for its Single-Family and Multifamily segments, its efforts to assist the housing market, liquidity and capital management, economic and market conditions and trends, its market share, the effect of legislative and regulatory developments and new accounting guidance, the credit quality of loans the company owns or guarantees, the costs and benefits of the company’s CRT transactions, the effects of natural disasters, other catastrophic events, including the effects of the COVID-19 pandemic, and significant climate change effects and actions taken in response thereto on its business, results of operations, and financial condition. Forward-looking statements involve known and unknown risks and uncertainties, some of which are beyond the company’s control. Management’s expectations for the company’s future necessarily involve a number of assumptions, judgments, and estimates, and various factors, including changes in market conditions, liquidity, mortgage spreads, credit outlook, actions by the U.S. government (including FHFA, Treasury, and Congress) and state and local governments, changes in the fiscal and monetary policies of the Federal Reserve, uncertainty about the duration, severity, and effects of the COVID-19 pandemic and actions taken in response thereto, and the impacts of legislation or regulations and new or amended accounting guidance, that could cause actual results to differ materially from these expectations. These assumptions, judgments, estimates, and factors are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and

Freddie Mac Second Quarter 2022 Financial Results
July 28, 2022

June 30, 2022, and Current Reports on Form 8-K, which are available on the Investor Relations page of the company’s website at www.FreddieMac.com and the SEC’s website at www.sec.gov. The company undertakes no obligation to update forward-looking statements it makes to reflect events or circumstances occurring after the date of this press release.
Freddie Mac makes home possible for millions of families and individuals by providing mortgage capital to lenders. Since its creation by Congress in 1970, the company has made housing more accessible and affordable for homebuyers and renters in communities nationwide. The company is building a better housing finance system for homebuyers, renters, lenders, and taxpayers. Learn more at FreddieMac.com, Twitter @FreddieMac and Freddie Mac’s blog FreddieMac.com/blog.

Freddie Mac Second Quarter 2022 Financial Results
July 28, 2022

FREDDIE MAC
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)

(In millions, except share-related amounts)	2Q 2022	1Q 2022	2Q 2021
Net interest income
Interest income	$20,008	$17,740	$15,230
Interest expense	(15,249)	(13,636)	(10,463)
Net interest income	4,759	4,104	4,767
Non-interest income (loss)
Guarantee income	205	70	356
Investment gains (losses), net	321	1,513	636
Other income (loss)	119	159	107
Non-interest income (loss)	645	1,742	1,099
Net revenues	5,404	5,846	5,866
Benefit (provision) for credit losses	(307)	837	740
Non-interest expense
Salaries and employee benefits	(376)	(356)	(346)
Credit enhancement expense	(558)	(459)	(369)
Benefit for (decrease in) credit enhancement recoveries	(1)	(17)	(193)
Legislative assessments expense	(748)	(759)	(696)
Other expense	(337)	(341)	(365)
Non-interest expense	(2,020)	(1,932)	(1,969)
Income (loss) before income tax (expense) benefit	3,077	4,751	4,637
Income tax (expense) benefit	(624)	(953)	(958)
Net income (loss)	2,453	3,798	3,679
Other comprehensive income (loss), net of taxes and reclassification adjustments	(66)	(120)	(68)
Comprehensive income (loss)	$2,387	$3,678	$3,611
Net income (loss)	$2,453	$3,798	$3,679
Future increase in senior preferred stock liquidation preference	(2,387)	(3,678)	(3,611)
Net income (loss) attributable to common stockholders	$66	$120	$68
Net income (loss) per common share	$0.02	$0.04	$0.02
Weighted average common shares outstanding (in millions)	3,234	3,234	3,234

Freddie Mac Second Quarter 2022 Financial Results
July 28, 2022

FREDDIE MAC
Condensed Consolidated Balance Sheets (Unaudited)

	June 30,	December 31,
(In millions, except share-related amounts)	2022	2021
Assets
Cash and cash equivalents (includes $855 and $1,695 of restricted cash and cash equivalents)	$5,257	$10,150
Securities purchased under agreements to resell	86,496	71,203
Investment securities, at fair value	48,937	53,015
Mortgage loans held-for-sale (includes $5,670 and $10,498 at fair value)	12,340	19,778
Mortgage loans held-for-investment (net of allowance for credit losses of $4,939 and $4,947)	2,954,524	2,828,331
Accrued interest receivable, net	7,871	7,474
Deferred tax assets, net	5,552	6,214
Other assets (includes $6,419 and $6,594 at fair value)	24,604	29,421
Total assets	$3,145,581	$3,025,586
Liabilities and equity
Liabilities
Accrued interest payable	$6,594	$6,268
Debt (includes $3,605 and $2,478 at fair value)	3,093,178	2,980,185
Other liabilities (includes $1,079 and $287 at fair value)	11,711	11,100
Total liabilities	3,111,483	2,997,553
Commitments and contingencies
Equity
Senior preferred stock (liquidation preference of $104,359 and $97,959)	72,648	72,648
Preferred stock, at redemption value	14,109	14,109
Common stock, $0.00 par value, 4,000,000,000 shares authorized, 725,863,886 shares issued and 650,059,553 shares outstanding	—	—
Retained earnings (accumulated deficit)	(48,742)	(54,993)
AOCI, net of taxes, related to:
Available-for-sale securities	107	297
Other	(139)	(143)
Total AOCI, net of taxes	(32)	154
Treasury stock, at cost, 75,804,333 shares	(3,885)	(3,885)
Total equity	34,098	28,033
Total liabilities and equity	$3,145,581	$3,025,586
The table below presents the carrying value and classification of the assets and liabilities of consolidated variable interest entities (VIEs) on the company's condensed consolidated balance sheets.
	June 30,	December 31,
(In millions)	2022	2021
Assets:
Cash and cash equivalents (includes $755 and $1,595 of restricted cash and cash equivalents)	$756	$1,596
Securities purchased under agreements to resell	18,400	34,000
Investment securities, at fair value	148	420
Mortgage loans held-for-investment, net	2,913,414	2,784,626
Accrued interest receivable, net	7,410	7,019
Other assets	7,469	11,265
Total assets of consolidated VIEs	$2,947,597	$2,838,926
Liabilities:
Accrued interest payable	$6,175	$5,823
Debt	2,934,115	2,803,054
Total liabilities of consolidated VIEs	$2,940,290	$2,808,877